                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the reference to our firm under the captions "Experts" and "Selected Financial Information" and to the use of our report dated May 16, 1996, except for Note 1--Reorganization, as to which the date is September 9, 1996, with respect to Film Roman, Inc., in the Registration Statement (Form S-1 No. 333-03987) and related Prospectus, of Film Roman, Inc. for the registration of 3,300,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Los Angeles, California

September 30, 1996